EXHIBIT 21.1

Subsidiaries of the Company

1st Tier
—	ManTech Advanced Development Group (CA)
—	ManTech Advanced Systems International, Inc. (VA)
—	ManTech Australia International Corporation (VA)
—	ManTech Command Control Systems Corporation (VA)
—	ManTech Cyber Solutions International, Inc. (DE)
—	ManTech Europe Systems Corporation (VA)
—	ManTech Gray Hawk Systems, Inc.
—	ManTech Global Services Corporation (VA)
—	ManTech GRS Solutions, Inc. (MD)
—	ManTech Information Systems & Technology Corporation (VA)
—	ManTech MBI, Inc. (VA)
—	ManTech Mission Operations Corporation (DE)
—	ManTech Security & Mission Assurance Corporation (DE)
—	ManTech Security Technologies Corporation (VA)
—	ManTech Sensor Technologies Corporation (NJ)
—	ManTech Solutions & Technologies Corporation (VA)
—	ManTech SRS Technologies, Inc. (CA)
—	ManTech Support Technology, Inc. (VA)
—	ManTech Systems Engineering Corporation (VA)
—	ManTech Telecommunications and Information Systems Corporation (DE)
—	ManTech U.K. Systems Corporation (VA)
—	NeXolve Corporation (VA)
—	NSI Technology Services Corporation (CA)

2nd Tier
—	DB Data Systems, LLC (VA)
—	DDK Technology Group, Inc. (MD)
—	EWA-JV, LLC (VA)
—	Field Support Services, Ltd. (Turkey)
—	Gray Hawk Technology Solutions, L.L.C. (VA)
—	Hawkeye Systems, LLC (VA)
—	INTEROP II Joint Venture (VA)
—	ManTech Australia Pty. Limited (Australia)
—	ManTech Electronics Interoperability Services, Inc. (DE)
—	ManTech Environmental Research Services Corporation (VA)
—	ManTech ETG, LLC (DE)
—	ManTech Test Systems, Inc. (VA)
—	Symmetron Holding Corporation (VA)
—	Symmetron, LLC (VA)